EXHIBIT 10.9

                   SETTLEMENT AGREEMENT AND GENERAL RELEASE

      This Settlement Agreement and General Release ("Agreement") is made and entered into by and between Rochem Group, SA ("RoGroup") and Rochem Environmental, Inc. ("the Company"), RoGroup and the Company are collectively referred to as the "Parties."

      WHEREAS, the Parties have entered into various agreements; and

      WHEREAS, disputes have arisen regarding the performance of such agreements;

      WHEREAS, the Parties desire to settle such disputes, and intend this Agreement to set forth their entire understanding with respect to such matters;

      NOW THEREFORE, the Parties intending to be legally bound and in consideration of the mutual covenants herein contained, do hereby agree as follows:

      1. TERMINATION OF LETTER OF INTENT. The letter of intent by and between the Parties dated 7/6/2000 is hereby terminated.

      2. FORGIVENESS OF PROMISSORY NOTE. RoGroup hereby forgives the $500,000 promissory note dated September 1, 1998. RoGroup maintains its right to exercise warrants to purchase 1,250,000 shares of Company common stock in connection with said promissory note. Such warrants terminate September 1, 2003.

      3. ASSIGNMENT OF GREY AND BLACK WATER PROJECTS. The Company hereby assigns all right, title and interest in and to all outstanding marine activities related to all grey water and black water projects that have been granted to the company to RoGroup.

      4. COLLECTION OF CELEBRITY INVOICES. The Company remains responsible to follow the agreement to collect the 2 x 10% payments ($99,999.80 each) from Celebrity and to pay RoGroup the entire sum of ($199,999.60) as soon as payment is received from Celebrity. RoGroup has the option of collecting these payments directly from the client with the Company's cooperation.

      5. FORGIVENESS OF OPERATIONAL COSTS. Rochem Group forgives the Company all responsibility for returning any of the approximately 250K USD paid by RoGroup against installation and operational costs for the two Celebrity vessels per the Company's letter to RoGroup dated September 8, 2000. The Company will provide to RoGroup any charges for supplies or labor to Celebrity after August 31, 2000. The Company will not have any claim to these charges but RoGroup will have the option to pursue.

      6. MEYERSON COMMISSIONS. The Company assumes all payments to Jim Meyerson or Global for commissions. The Company acknowledges that RoGroup has absolutely no responsibility to Mr. Meyerson or Global for any contracts entered into prior to the date hereof. For future contracts, RoGroup will propose a separate agreement to take projects officially given to Global by the company based on agreement by RoGroup.

      7. NAME CHANGE. The Company will change its name as soon as practicable, but no later than December 31, 2000.

      8. ASSIGNMENT OF WEBISTE . The Company will assign all right, title and interest in and to its website regarding grey and black water treatment in the marine market to RoGroup, including www.Rochem.com.

      9. PAYMENT OF OUTSTANDING FLUID SEPARATION SYSTEMS, INC. INVOICES. The
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Company will pay Fluid Separation Systems (2 invoices) outstanding receivables due from the Company.

      10. NON-COMPETE. The Company agrees and covenants that for two (2) years following the date of this Agreement, the Company shall not directly or indirectly engage in any business competitive with RoGroup in the United States with respect to the provision of grey and black water treatment for the marine market without written consent of RoGroup.

      11. INQUIRIES. The Company agrees to forward any inquiries for the provision of grey and black water services in the marine market or for FM modules to RoGroup.

      12. EMPLOYMENT OF ERIK NEUMAN. The Company acknowledges that Erik Neuman will be employed with RoGroup, and agrees not to initiate an action against RoGroup for solicitation of Mr. Neuman.

      13. RELEASE OF THE COMPANY . For the consideration set forth in paragraph 2 above, RoGroup, on behalf of itself and its assigns does hereby IRREVOCABLY AND UNCONDITIONALLY RELEASE, ACQUIT AND FOREVER DISCHARGE the Company, its subsidiaries, and affiliates as well as all of their respective present and former directors, officers, affiliates, agents, representatives, employees, successors, and assigns from any and all liabilities, damages, actions, causes of action and claims of any nature, kind or description whatsoever, whether accrued or to accrue, which RoGroup ever had, now has or hereafter may have against any of them through the date of this Agreement arising out of any act, omission, transaction, agreement or occurrence, including, but not limited to, all acts, omissions, transactions, occurrences, and claims related to or arising out of the subject matter hereof and RoGroup's relationship and dealings with the Company, its subsidiaries and/or affiliates, which may be the basis of any claims of any kind, whether sounding in contract or tort or arising out of statute or common law as well as any, complaint, charge, or proceeding in any federal, state or local court or administrative proceeding of any kind, or any other statute or regulation or independent tort claim. RoGroup further covenants not to sue the Company, or any of its parents, subsidiaries, affiliates, former or present officers, agents, representatives, employees, successors, or assigns in their individual capacities on any such claim, action, or cause of action.

      14. RELEASE OF ROGROUP . For the consideration set forth in paragraph 2 above, the Company, on behalf of itself and its assigns does hereby IRREVOCABLY AND UNCONDITIONALLY RELEASE, ACQUIT AND FOREVER DISCHARGE RoGroup, its subsidiaries, and affiliates as well as all of their respective present and former directors, officers, affiliates, agents, representatives, employees, successors, and assigns from any and all liabilities, damages, actions, causes of action and claims of any nature, kind or description whatsoever, whether accrued or to accrue, which the Company ever had, now has or hereafter may have against any of them through the date of this Agreement arising out of any act, omission, transaction, agreement or occurrence, including, but not limited to, all acts, omissions, transactions, occurrences, and claims related to or arising out of the subject matter hereof and the Company's relationship and dealings with RoGroup, its subsidiaries and/or affiliates, which may be the basis of any claims of any kind, whether sounding in contract or tort or arising out of statute or common law as well as any, complaint, charge, or proceeding in any federal, state or local court or administrative proceeding of any kind, or any other statute or regulation or independent tort claim. The Company further covenants not to sue RoGroup, or any of its parents, subsidiaries, affiliates, former or present officers, agents, representatives, employees, successors, or assigns in their individual capacities on any such claim, action, or cause of action.

      15. DO NOT DISPARAGE. Both Parties agree that they will do nothing, by word or deed, to criticize, disparage, harm, or discredit the interests, character or reputation of the other Party, or to cause the other Party to appear in an unfavorable light, or to damage in any way the other Parties relations with the media, employees, vendors or customers.

      16. ASSIGNABILITY. Except as expressly indicated herein, this Agreement is intended to bind and inure to the benefit of, and be enforceable by the Company and RoGroup and their respective heirs, legal representatives, successors, and assigns.
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      17. GOVERNING LAW. This Settlement Agreement and General Release is made and entered into in the State of Texas and shall in all respects be interpreted, enforced, and governed under the laws of the State of Texas.

      18. CONSTRUCTION. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either of the Parties. The Parties further agree that there will be no presumption that any ambiguity in the Agreement shall be construed against the drafter of the Agreement.

      19. SAVINGS CLAUSE. Should any provision of this Agreement be declared to be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

      20. ENTIRETY OF AGREEMENT. This Agreement sets forth the entire Agreement between the Parties respecting the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof.

      PLEASE READ CAREFULLY. THIS GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS ARISING PRIOR TO ITS EXECUTION. YOU MAY CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT.

                  ROCHEM ENVIRONMENTAL, INC.

                  By:_______________________________________________


                  Print Name and Title:_____________________________


                  Date:_____________________________________________


                  ROCHEM GROUP, SA


                  By:________________________________________________


                  Print Name and Title:______________________________



Date:_______________________________________________